UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2010

Motorola, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 1, 2010, Motorola, Inc. (the “Company”) issued a press release announcing the filing of an initial Form 10 Registration Statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its previously announced separation of its Mobile Devices and Home businesses.

The Company also announced it will change its name from Motorola, Inc. to Motorola Solutions, Inc. in connection with the separation. Motorola Solutions will consist of the Enterprise Mobility Solutions and Networks businesses.

The Company has established a new wholly owned subsidiary, Motorola SpinCo Holdings Corporation (“Motorola SpinCo”), which filed the Form 10 Registration Statement on July 1, 2010 with the SEC. Motorola SpinCo is the holding company for Motorola Mobility, Inc., its main U.S. operating company. Motorola Mobility will be composed of the Mobile Devices and Home businesses.

The Form 10 Registration Statement contains a preliminary information statement that includes important information about Motorola SpinCo and the separation. Subsequent amendments will be filed. A copy of the Form 10 Registration Statement is available at the SEC’s website at www.sec.gov or on the Company’s website at www.motorola.com/investor.

The full text of the press release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated July 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA, INC.
(Registrant)

	By:	/s/ Carol H. Forsyte
Name: Carol H. Forsyte
Title: Corporate Vice President, Law, Securities
Law Department

Dated: July 1, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 1, 2010.